UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On August 1, 2011, Alimera Sciences, Inc. (the “Company”) issued a press release announcing that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “Board”), effective as of July 28, 2011 the Board had elected James R. Largent, age 61, to the Board as a Class I Director with his initial term expiring at the Company’s 2014 annual meeting of stockholders. In connection with Mr. Largent’s election, and pursuant to the Company’s bylaws, the Board has increased the number of directors to nine.
Mr. Largent has nearly 30 years of management experience in the medical device and pharmaceutical industries, including 28 years with Allergan, Inc., where he held various senior management positions, including Vice President, Strategic Planning. From 2002 to the present, Mr. Largent has been a consultant to the medical device and pharmaceutical industries. In addition to serving on the Company’s Board, Mr. Largent serves on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent holds a B.A. in chemistry and an M.B.A., both from the University of California, Irvine.
In connection with his election to the Board, pursuant to the Company’s outside director compensation program, Mr. Largent was granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $8.47, the closing price per share of the common stock on July 28, 2011, the date on which he joined the Board. Such option will vest and become exercisable with respect to 25% of the option shares after one year of service and an additional 6.25% of the option shares for each subsequent three-month period thereafter, except that in the event of a change of control of the Company or if Mr. Largent’s service terminates due to his death the option will accelerate and become immediately exercisable. Mr. Largent will also receive a $20,000 annual retainer for his service on the Board. In addition, beginning in 2012, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an option to purchase 7,500 shares of the Company’s common stock. The outside director compensation program is described in further detail in the Company’s Proxy Statement for the 2011 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2011.
Mr. Largent and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-162782), as filed with the SEC on October 30, 2009.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated August 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.
By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: August 1, 2011